                                                                     EXHIBIT 5.1



                         [COOLEY GODWARD LLP LETTERHEAD]



March 12, 1998

JTS Corporation
166 Baypointe Parkway
San Jose, California  95134


Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by JTS Corporation (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of up to an additional 5,000,000 shares of the Company's Common Stock, $.001 par value, (the "Plan Shares") pursuant to its 1995 Amended and Restated Stock Option Plan (the "Plan") and up to 7,000,000 shares of the Company's Common Stock $.001 par value, (the "ESPP Shares") pursuant to its 1997 Employee Stock Purchase Plan (the "ESPP").

In connection with this opinion, we have examined the Registration Statement and related Prospectus, your Certificate of Incorporation and By-laws, as amended, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Plan Shares and the ESPP Shares, when sold and issued in accordance with the Plan and the ESPP, respectively, the Registration Statement and related Prospectus, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY GODWARD LLP



By:     /s/ ANDREI M. MANOLIU
   ----------------------------
        ANDREI M. MANOLIU